EXHIBIT 10.1

DEARBORN SELECT MASTER FUND, SPC

COMMODITY TRADING ADVISORY AGREEMENT

This Commodity Trading Advisory Agreement (the “Agreement”) is made as of the 2nd day of May, 2007, among Dearborn Select Master Fund, SPC, a segregated portfolio company with limited liability incorporated under the laws of the Cayman Islands, (the “Trading Company” which term shall include where the context permits the Winton Segregated Portfolio – Class GP of the Trading Company) acting for the account of the Winton Segregated Portfolio – Class GP (the “Segregated Portfolio”) of the Trading Company, Dearborn Capital Management, L.L.C., an Illinois limited liability company (the “Manager”) and Winton Capital Management, Limited, a company organized under the laws of England and Wales (the “Advisor”), on the following premises, terms and conditions:

RECITALS

WHEREAS, the Trading Company has been organized to trade and invest in commodity interests, including futures contracts, forward contracts, options on futures contracts, forward contracts and on commodities, spot contracts and swap contracts (“Commodity Interests”); and

WHEREAS, the Manager is, pursuant to the Investment Management Agreement between the Trading Company and the Manager dated as of June 12, 2006, as it may be amended from time to time (the “IMA”), authorized to utilize the services of one or more commodity trading advisors in connection with the commodity trading activities of the Trading Company; and

WHEREAS, Grant Park Futures Fund, an Illinois limited partnership (“Grant Park”) which currently offers units of limited partnership interest (“Units”) to the public and has registered such Units for sale with the Securities and Exchange Commission and certain of the states, and of which the Manager is the General Partner, will allocate a portion of its assets in the Trading Company’s Segregated Portfolio, where such assets will be traded and invested; and

WHEREAS, Advisor’s current business is advising and making trading decisions with respect to the purchase and sale of Commodity Interests and other similar securities; and

WHEREAS, Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”), and will maintain that registration and membership for the term of this Agreement; and

WHEREAS, the Segregated Portfolio, the Manager and Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which Advisor will render and implement commodity trading advisory services on behalf of the Trading Company the Segregated Portfolio on and after the date hereof until this Agreement is terminated;

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENTS

1.  Preparation of Materials.  Advisor will cooperate with the Trading Company, the Winton Segregated Portfolio, the Manager and Grant Park in their respective endeavors to prepare and update, or cause to be prepared and updated, a registration statement on Form S-1, or such other form as may then be available (the “Registration Statement”), and prospectus and disclosure document included therein (the “Prospectus”), as such may be amended or supplemented from time to time, promotional brochures or other marketing materials as well as any other materials reasonably requested or required by the Manager in connection with the organization, operation, or marketing of the Trading Company and/or Grant Park or the registration or renewal of registration of the Units for offer and sale to the public in all applicable jurisdictions (collectively, with the Registration Statement and Prospectus, the “Materials”).  In this regard, Advisor will furnish to the Manager such information as may be reasonably requested for inclusion in such Materials.  Moreover, Advisor agrees to make all necessary disclosures regarding itself, its principals, its trading performance, customer accounts and otherwise as are required in the judgment of the Manager and/or the Trading Company to be made in such Materials.

2.  Certain Representations and Warranties of Advisor.  Advisor represents and warrants to the Trading Company and the Manager and agrees as follows:

(a)  The Disclosure Document of Advisor and any other information relating to Advisor, its businesses, principals, and past performance record that has been requested by the Manager, has been delivered to the Manager and is current, accurate and complete in all material respects and is in compliance with all applicable laws, rules and regulations, including Part 4 of the CFTC regulations promulgated under the US Commodity Exchange Act, as amended (the “CE Act”), and Advisor will provide the Manager with updated or amended copies of any such materials.

(b)  To the extent reasonably available to it, Advisor has supplied or will supply, and has made available or will make available, for review by the Manager or its agents substantially all documents, statements, agreements, confirmations and workpapers relating to all accounts managed by Advisor and any other persons or entities controlled by Advisor for the period covered in any Materials and the Manager shall keep such information confidential; provided, however, that Advisor may, in its discretion, withhold from any such materials the name of the client for whom such account is maintained and any materials containing proprietary information relating to Advisor’s trading methodologies.

(c)  Advisor is registered as a commodity trading advisor with the CFTC and is a member of the NFA.  Advisor is also regulated by the United Kingdom Financial Services Authority (the “FSA”).

(d)  Advisor is a company organized under the laws of England and Wales, with full power and authority to enter into this Agreement.

(e)  This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, Advisor enforceable in accordance with its terms.

(f)  The representations and warranties made in this Agreement by Advisor shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement not true, Advisor will promptly notify the Manager and the Trading Company.

3.  Certain Representations and Warranties of the Trading Company.  The Trading Company represents and warrants to Advisor that:

(a)  This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, the Trading Company enforceable in accordance with its terms.

(b)  The Trading Company is duly formed and validly existing as a segregated portfolio company with limited liability incorporated under the laws of the Cayman Islands, with full power to carry out its obligations under this Agreement.

(c)  Shares of the Trading Company will be offered and sold in compliance with the requirements set forth in the Memorandum of Association and Articles of Association of the Trading Company.

(d)  The representations and warranties made in this Agreement by the Trading Company shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Trading Company will promptly notify Advisor.

4.  Certain Representations and Warranties of the Manager.

(a)  This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, the Manager enforceable in accordance with its terms.

(b)  Grant Park is duly formed and validly existing as an Illinois limited partnership, with full partnership power to carry out its obligations under its Limited Partnership Agreement, as such may be amended from time to time (the “Partnership Agreement”).

(c)  The Materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or omit to state any material information required to be disclosed therein under the CE Act, the Securities Act of 1933, and the rules promulgated thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Manager or Grant Park by or on behalf of Advisor, as to it, including, without limitation, all references to Advisor and its affiliates, controlling persons, shareholders, partners, directors, officers and employees, as well as to Advisor’s trading approach and past performance history, which has been provided by Advisor for inclusion in the Materials.

(d)  Units in Grant Park will be offered and sold in compliance with the requirements set forth in the Registration Statement and the Prospectus, the Partnership Agreement and the Subscription Agreement and Power of Attorney.  In connection with the offer and sale of the Units of Grant Park, the Manager, as General Partner of Grant Park, will, and the Manager, as General Partner of Grant Park, will use its reasonable efforts to ensure that any third party selling agents will, comply fully at all times with all federal, state and foreign securities laws, rules and regulations applicable to the offer and sale of the Units to the public.

(e)  The Manager is duly formed and validly existing as an Illinois limited liability company with full power and authority to carry out its obligations under this Agreement and is registered with the CFTC as a commodity pool operator and is a member of NFA.

(f)  The Manager has received, on behalf of Grant Park, the Segregated Portfolio and the Trading Company, the current commodity trading advisor disclosure document of Advisor (the “Disclosure Document”) and is familiar with the matters set forth therein.

(g)  The representations and warranties made in this Agreement by the Manager shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Manager will promptly notify Advisor.

5.  Duties of Advisor.  Upon the allocation of assets of Grant Park to the Segregated Portfolio, and of the Segregated Portfolio to Advisor, Advisor, for that portion of the Segregated Portfolio’s assets allocated to Advisor, shall have sole authority and responsibility for directing the investment and reinvestment in Commodity Interests pursuant to Advisor’s Diversified Trading Program (the “Winton Program”) during the term of this Agreement and in accordance with the trading policies and trading strategies set forth in the Prospectus which has been furnished to Advisor.  If the Manager shall, in its sole discretion, determine that any trading instructions issued by Advisor violate those trading policies or strategies, then the Manager may cause any position placed in violation to be reversed.  Advisor will exercise its best efforts in determining the trades in Commodity Interests.  Changes in Commodity Interests traded shall not be deemed material changes in trading policies.  Advisor has advised the Trading Company that its past performance and the past performance of its principals as provided to the Manager is the result of Advisor’s trading methods as modified and refined from time to time.  The Trading Company acknowledges that the trading strategies of Advisor are confidential and proprietary.  If a change in Advisor’s trading strategies is deemed material in the sole judgment of Advisor, then Advisor will not change its trading strategies without at least 10 days’ prior written notice to the Manager and the Trading Company.  All commissions and expenses arising from the trading of, or other transactions in the course of the administration of, the Segregated Portfolio’s account shall be charged to the Segregated Portfolio’s account and shall be payable by Grant Park, pursuant to the terms of its Partnership Agreement and the Prospectus. The Segregated Portfolio shall deliver to Advisor, and renew when necessary, a Commodity Trading Authorization appointing Advisor as the agent and attorney-in-fact of the Segregated Portfolio for the purpose of trading Commodity Interests.  All trades for the account of the Segregated Portfolio directed by Advisor shall be made through such clearing broker or brokers as the Manager directs (each, a “clearing broker”).  Currently, Man Financial Inc. and UBS Financial Services, Inc. are the only clearing brokers for the assets of Grant Park allocated to the Segregated Portfolio which are allocated to Advisor.  Notwithstanding the foregoing, Advisor may place orders for Commodity Interest transactions for the Segregated Portfolio through executing brokers or floor brokers selected by Advisor and may execute on behalf of the Segregated Portfolio “give-up” agreements with such executing brokers or floor brokers where necessary; provided that Advisor will from time to time provide the Manager with a list of the executing brokers or floor brokers Advisor is then using and the Manager may, within 5 days of receiving such list after consultation with Advisor, object to the use of an executing broker or floor broker and Advisor shall cease using such broker on behalf of the Segregated Portfolio. Advisor will not enter into any soft dollar commission agreements with any of the clearing brokers or any other brokers.  Any over-the-counter contracts in Commodity Interests transacted for the Segregated Portfolio trading account will be affected through the clearing brokers or its affiliates, as agreed upon between Advisor and the Manager.  Advisor also from time to time may select other dealers through which any such contracts will be traded, with the prior written consent of the Manager.  In its trading for the Segregated Portfolio’s account, the Advisor shall not engage in “pyramiding” as such term is used in the Prospectus.

6.  Independence of Advisor.  Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Segregated Portfolio and/or the Trading Company in any way or otherwise be deemed an agent of the Segregated Portfolio and/or the Trading Company.  Advisor shall not offer or sell or solicit any offers to purchase Units of Grant Park or Units in the Segregated Portfolio.  However, when requested by the Manager at such reasonable times and upon adequate notice as mutually agreed to, Advisor will assist in the general explanation and presentation of Advisor’s trading strategies and methods solely to the employees of the Manager and, in Advisor’s discretion, to Grant Park’s selling agents or to other agents of the Manager; provided, however, that nothing in this section will require Advisor to disclose confidential and proprietary information concerning its trading strategies and methods.  The parties acknowledge that Advisor has, neither alone nor in conjunction with the Manager, been an organizer or promoter of the Trading Company, the Segregated Portfolio or Grant Park.  Nothing herein contained shall be deemed to require the Trading Company to take any action contrary to its governing documents, or any applicable statute, regulation or exchange rule.

7.  Compensation.

(a)  In consideration of and in compensation for all of the services to be rendered by Advisor to the Segregated Portfolio under this Agreement, beginning with the first calendar quarter-end following the date of this Agreement, Advisor shall receive compensation from the Manager or the Trading Company acting for the account of the Segregated Portfolio, as applicable, (payable by Grant Park or the Manager as General Partner of Grant Park, as applicable and as disclosed in the Prospectus), as follows:

(1)  The Manager will pay to Advisor a “Consulting Fee” of 1% per year (computed and accrued monthly on the basis of month-end “Allocated Net Assets,” as defined in subsection (c) below, and paid quarterly) of such Advisor’s Allocated Net Assets.

(2)  The Segregated Portfolio will pay to Advisor a quarterly “Incentive Fee” of 20% of “New Trading Profits on the Allocated Net Assets of Advisor,” as defined in subsection (d) below.

(b)  Advisor shall not receive any commissions, compensation, remunerations or payments whatsoever from any clearing broker with whom the Segregated Portfolio and/or the Trading Company (as the case may be) or Grant Park carries an account for any transactions executed in the Segregated Portfolio’s and/or the Trading Company’s (as the case may be) account, nor shall Advisor at any time be an “affiliate” of any clearing broker with whom the Segregated Portfolio and/or the Trading Company (as the case may be) or Grant Park carries an account, as such term is used in the Partnership Agreement.

(c)  “Allocated Net Assets” means that portion of Grant Park’s Net Assets allocated to the Segregated Portfolio that is allocated to Advisor by the Manager and subject to Advisor’s trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets.  “Net Assets” is defined as the total assets of Grant Park including all cash and cash equivalents plus the market value of all open Commodity Interest positions and U.S. Treasury bills, but minus all accrued liabilities of Grant Park.  The market value of a Commodity Interest position shall be that price quoted on the exchange on which each such contract is traded as of the close of each trading day, or if any such contract is not so traded, the fair market value of each contract, as determined by the Manager acting in its capacity as General Partner of Grant Park.

(d)  “New Trading Profits on the Allocated Net Assets of Advisor” shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for accrued brokerage commissions and all other transaction fees and costs) on such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for accrued brokerage commissions and all other transaction fees and costs) on such Allocated Net Assets, and (ii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an Incentive Fee was payable to Advisor.

8.  Right to Advise Others.  Advisor’s present business is advising with respect to the purchase and sale of Commodity Interests.  The services provided by Advisor under this Agreement are not to be deemed exclusive.  Each of the Segregated Portfolio and the Manager acknowledges that, subject to the terms of this Agreement, Advisor may render advisory, consulting and management services to other clients.  Advisor shall be free to advise others and manage other Commodity Interest trading accounts, including accounts owned by it or its principals, during the term of this Agreement and to use the same information, computer programs and trading strategy which it obtains, produces or utilizes in the performance of services for the Segregated Portfolio.  In that connection, however, Advisor represents and warrants that:  (i) in rendering consulting, advisory and management services to other Commodity Interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts; and (ii) it will not deliberately use any trading strategies for the Segregated Portfolio which it or its principals know are inferior to those currently offered by Advisor and employed by Advisor for other accounts.  Advisor agrees to be aware of the position limits imposed on certain Commodity Interest contracts by the CFTC or applicable contract market.  Advisor will be entitled to use that portion of the applicable position limits that bears the same relationship that the Segregated Portfolio’s assets allocated to it bears to all of the Segregated Portfolio’s assets.  If, at any time during the term of this Agreement, Advisor is required to aggregate the Segregated Portfolio’s Commodity Interest positions with the positions of any other person for purposes of applying the CFTC or exchange imposed speculative position limits, Advisor will promptly notify the Manager if the Segregated Portfolio’s positions are included in an aggregate amount which exceeds the applicable speculative position limit.  Advisor represents that, if speculative positions limits are reached in any Commodity Interest contract, it will modify the trading instructions to the Segregated Portfolio’s account and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts.  Advisor currently believes and represents that such speculative limits will not materially affect its trading recommendations or strategy for the Segregated Portfolio given Advisor’s current accounts and all proposed accounts for which each Advisor has a contract to act as a commodity trading advisor.

9.  Records of the Trading Company.  The Manager will instruct the clearing brokers to furnish copies of all trade confirmations and monthly trading reports to Advisor.  Advisor will maintain a record of all trading orders for the Segregated Portfolio’s account that have been filled and will monitor the Segregated Portfolio’s open positions.  Upon the request of the Manager, Advisor shall permit the Manager or its agent to inspect such information as the Manager may reasonably request for the purpose of confirming that the Segregated Portfolio has been treated equitably with respect to trading engaged in during the term of this Agreement by all accounts controlled by Advisor or its principals.  Advisor shall permit the Manager to inspect the trading records of Advisor, its principals and their other clients for the purpose of confirming that the Segregated Portfolio is being treated equitably by Advisor, including with respect to any modifications of trading strategies resulting from speculative position limits and with respect to the assignment of priorities of order entry to Advisor’s accounts, and the Manager shall keep such information confidential; provided, however, that Advisor may, in its discretion, withhold from any such inspection the name of the client for whom such account is maintained.

10.  Term and Termination; Automatic Renewal Provision.

(a)  THE INITIAL TERM OF THIS AGREEMENT SHALL COMMENCE ON THE DATE HEREOF AND SHALL CONTINUE UNTIL THE ONE YEAR ANNIVERSARY OF THE DATE HEREOF.  THEREAFTER, THE TERM OF THIS AGREEMENT WILL AUTOMATICALLY BE EXTENDED FOR ONE YEAR TERMS FROM YEAR TO YEAR, UNLESS TERMINATED BY ANY PARTY PURSUANT TO THE TERMS OF SUBSECTION (b) BELOW.  As used in this Agreement, the term “term” shall mean the period commencing on the date hereof through the effective date of the termination of this Agreement, unless the context requires otherwise.

(b)  The Manager and the Segregated Portfolio or Advisor may terminate this Agreement at any time upon no less than 60 days’ written notice to the other.  Notwithstanding the foregoing, this Agreement also may be terminated on written notice at any time upon:  (i) the Manager’s withdrawal as Manager of the Trading Company, as provided in the IMA or as General Partner of Grant Park, as provided in the Partnership Agreement; (ii) the termination, bankruptcy, insolvency, liquidation, winding up or other dissolution, whether voluntary or involuntary, of the Segregated Portfolio, the Manager, Grant Park or the Trading Company; (iii) the death, disability or loss of services of David Winton Harding or Martin Hunt or upon Mr. Harding and/or Mr. Hunt no longer taking an active role in the business of Advisor; (iv) the sale of or disposition of Advisor; (v) the inability of Advisor to use its trading strategies for the Segregated Portfolio’s benefit; (vi) the suspension, revocation or withdrawal of Advisor’s registration as a commodity trading advisor or withdrawal of the Manager registration as a commodity pool operator or the suspension or termination of any parties’ NFA membership; (vii) a material breach of this Agreement by Advisor or the Manager, the Segregated Portfolio and/or the Trading Company; (viii) a violation by Advisor of the Segregated or Grant Park’s trading policies; or (ix) the Manager’s objection after consultation with Advisor to any executing broker used by Advisor.  In the event of the termination of this Agreement by Advisor, Advisor shall be entitled to and the Segregated Portfolio or the Manager, as the case may be as provided in Section 7 above, shall pay the quarterly Incentive Fee and quarterly Consulting Fee, computed as if the effective date of termination were the last day of the then current calendar quarter.

11.  Indemnity.

(a)  In any threatened (in writing), pending or completed action, suit, or proceeding to which Advisor, its shareholders, officers, directors, employees or associated persons (collectively, “its affiliates”) was or is a party or is threatened in writing to be made a party by reason of the fact that Advisor is or was a commodity trading advisor of the Segregated Portfolio or otherwise, the Segregated Portfolio and the Manager jointly and severally shall indemnify and hold harmless, subject to subsection (b) below, Advisor and its affiliates against any loss, liability, damage, cost, expenses (including reasonable attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it or its affiliates in connection with any action, suit or proceeding if Advisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Segregated Portfolio, and provided that its conduct does not constitute gross negligence, fraud or a material breach of its fiduciary obligations.  The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that Advisor did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Segregated Portfolio.

(b)  Any indemnification under subsection (a) above, unless ordered by a court or administrative forum, shall be made only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because Advisor has not met the applicable standard of conduct set forth in subsection (a) above.

(c)  To the extent that Advisor or its affiliates has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a)

above, or in defense of any claim, issue or matter therein, the provisions of subsection (b) above shall not apply and the Segregated Portfolio and the Manager jointly and severally shall indemnify it or its affiliates against the expenses, including attorneys’ and accountants’ fees, actually and reasonably incurred by it or its affiliates in connection therewith.

(d)  Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against Advisor or its affiliates may in the sole discretion of the Manager, be paid by the Segregated Portfolio and the Manager jointly and severally in advance of the final disposition of such action, suit or proceeding, if and to the extent that the person on whose behalf such expenses are paid shall agree to reimburse the Segregated Portfolio and/or the Manager, as applicable, in the event indemnification is not permitted under this Section 11.

(e)  Advisor agrees to indemnify, defend and hold harmless the Segregated Portfolio, the Manager and the Manager’s members, shareholders, officers, directors, employees or associated persons (collectively, “its affiliates”) against all liabilities incurred by them by reason of any act or omission of Advisor relating to the Segregated Portfolio (including costs and expenses of investigating and defending any claims, demand or suit and reasonable attorneys’ and accountants’ fees) if there has been a final judicial or regulatory determination that such act or omission materially violated the terms of this Agreement or involved gross negligence, fraud, recklessness or intentional misconduct on the part of Advisor.

(f)  In the event that any claim, dispute or litigation arises between Advisor and any party other than the Segregated Portfolio or the Manager, which claim, dispute or litigation is unrelated to the Segregated Portfolio’s business, and if the Segregated Portfolio or the Manager are made a party to such claim, dispute or litigation by such other party, Advisor shall defend any actions brought in connection therewith on behalf of the Segregated Portfolio and/or the Manager each of whom agree to cooperate in such defense and Advisor shall indemnify and hold harmless the Segregated Portfolio and the Manager from and with respect to any amounts awarded to such other party.  If any claim, dispute or litigation arises between the Segregated Portfolio and/or the Manager and any party other than Advisor which claim, dispute or litigation is unrelated to Advisor’s business, and if Advisor is made a party to such claim, dispute or litigation by such other party, the Segregated Portfolio and the Manager jointly and severally shall defend any actions brought in connection therewith on behalf of Advisor or its principals, each of whom agree to cooperate in such defense and the Segregated Portfolio and the Manager jointly and severally shall indemnify and hold harmless Advisor and its affiliates from and with respect to any amounts awarded to such other party.  Notwithstanding any other provision of this subsection (f), if, in any claim as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim and shall be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim.

(g)  None of the foregoing provisions for indemnification shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification (“Indemnitee”) without the prior consent of the party obligated to indemnify the other party (“Indemnitor”); provided, however, that should the Indemnitor refuse to consent to a settlement approved by the Indemnitee, the Indemnitee may affect such settlement, pay such amount in settlement as it shall deem reasonable and seek a judicial or regulatory determination with respect to reimbursement by the Indemnitor of any loss, liability, damage, cost or expenses (including reasonable attorneys’ and accountants’ fees) incurred by the Indemnitee in connection with such settlement to the extent such loss, liability, damage, cost or expense (including reasonable attorneys’ and accountants’ fees) was caused by or resulted from a material violation of this Agreement by the Indemnitor or violation of the standard of conduct set forth herein.  Notwithstanding the foregoing, the Indemnitor shall, at all times, have the right to offer to settle any matters and if the Indemnitor successfully negotiates a settlement and tenders payment therefore to the Indemnitee, the Indemnitee must either use its best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the Indemnitor to the Indemnitee shall be the amount of said proposed settlement.

(h)  The foregoing provisions for indemnification shall survive the termination of this Agreement.

(i)  Advisor acknowledges as to it that the indemnities provided in this Agreement by the Manager and the Segregated Portfolio to Advisor shall be inapplicable in the event of any liability accruing to the extent, if any, caused by or based upon Advisor’s misrepresentations, omissions or breach of any warranty in this Agreement.

(j)  Nothing in this Section 11 constitutes a waiver or limitation of any rights the Segregated Portfolio may have under applicable U.S. state and Federal laws that impose liability under certain circumstances even on persons who act in compliance with their fiduciary duties.

12.  Reallocation of Assets.  The Manager in its sole and absolute discretion may allocate assets away from or, with Advisor’s consent to, Advisor as of the first day of any month on 10 days’ prior written notice.  Any refusal by Advisor to accept an allocation of additional assets must be communicated by Advisor to the Manager within 8 days prior to the proposed allocation date after having received the required notice of the proposed allocation from the Manager, or on such shorter notice as is acceptable to the Manager.  Notwithstanding the foregoing, the Manager may reallocate assets away from Advisor at any time, if the purpose of the reallocation is to meet a margin call from the Segregated Portfolio’s, but only to the extent that such other commodity trading advisor, whose trading has resulted in the margin call, has no Segregated Portfolio assets not committed to Commodity Interest positions.  The Manager shall immediately notify Advisor and all other affected commodity trading advisors engaged by the Segregated Portfolio of any reallocation.

13.  Complete Agreement.  This Agreement among Advisor, the Segregated Portfolio and the Manager shall constitute all agreements between Advisor and the Segregated Portfolio, relating to the assets of Grant Park allocated to Advisor by the Segregated Portfolio, and shall supersede any prior agreements among Advisor, the Segregated Portfolio, the Trading Company and the Manager with respect thereto, and no other agreements with respect thereto, verbal or otherwise, shall be binding upon the parties to this Agreement.

14.  Assignment and Successors.  This Agreement may not be assigned nor the duties hereunder delegated by either party without the express written consent of the other party.  This Agreement is made solely for the benefit of, and shall be binding upon, the parties and their respective successors and assigns, and no other person shall have any right or obligation under it.

15.  Amendment.  This Agreement may not be amended except by a written instrument signed by the parties.

16.  Notices.  All notices required to be delivered under this Agreement shall be delivered personally or by registered or certified mail, postage prepaid, return receipt requested,

If to the Manager:

Dearborn Capital Management, L.L.C.
555 West Jackson Boulevard, Suite 600
Chicago, Illinois
Fax:  (312) 756-4452
Attn:  Efim Tkatchew

If to the Trading Company or the Segregated Portfolio:

Dearborn Select Master Fund, SPC
c/o Close Brothers (Cayman ) Limited
P.O. Box 1034GT
Harbour Place, 4th Floor
Grand Cayman, Cayman Islands
Fax:  (345) 949-8499

If to the Advisor:

Winton Capital Management Limited
1-5 St. Mary Abbot’s Place
London W8 6LS England
Fax:  +44 (0)20-7610-5301
Attn:  Martin Hunt

or to any other address designated by the party to receive the same by written notice similarly given.

17.  Notice of Threatened, Pending or Completed Actions, Suits or Proceedings.

(a)  The Manager will immediately give written notice to Advisor of (i) any threatened (in writing), pending or completed action, suit or proceedings (including without limitation any reparations proceedings or administrative proceeding threatened or instituted under the CE Act) to which the Segregated Portfolio was or is a party or is threatened (in writing) to be a party; and (ii) any judgments or amounts paid by the Segregated Portfolio in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

(b)  Advisor will immediately give written notice to the Manager of (i) any threatened (in writing), pending or completed action, suit or proceeding (including without limitation any reparations proceeding or administrative proceeding threatened or instituted under the CE Act) to which Advisor was or is a party or is threatened in writing to be a party; and (ii) any judgments or amounts paid by Advisor in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

(c)  Written notices required to be given pursuant to this Section 17 shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action suit or proceeding, shall include a copy of the complaint, petition or similar documents asserting a claim.

(d)  The Manager and Advisor agree to use their best efforts to maintain the confidentiality of notices received pursuant to this Section 17 and agree not to disclose the contents of such notices to persons other than their affiliates, or except as may be required, in their good faith judgment, by any applicable law or regulation.

18.  Complaints.  All formal complaints relating to Advisor should, in the first instance, be made in writing to Martin Hunt, Advisor’s Compliance Officer, at the address provided in Section 16 of this Agreement as this address may be changed from time to time.  All such complaints relating to Advisor will be handled in accordance with the applicable rules of the FSA.

19.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

20.  Notional Funds Disclosure.  The CFTC requires Advisor to make the following disclosure to the Trading Company:

(a)  You should request your commodity trading advisor to advise you of the amount of cash or other assets (Actual Funds) which should be deposited to the advisor’s trading program for your account to be considered “Fully Funded.”  This is the amount upon which the commodity trading advisor will determine the number of contracts traded in your account and should be an amount sufficient to make it unlikely that any further cash deposits would be required from you over the course of your participation in the commodity trading advisor’s program;

(b)  You are reminded that the account size you have agreed to in writing (the “nominal” or “notional” account size) is not the maximum possible loss that your account may experience; and

(c)  You should consult the account statements received from your futures commission merchant in order to determine the actual activity in your account, including profits, losses and current cash equity balance.  To the extent that the equity in your account is at any time less than the nominal account size, you should be aware of the following:

(i)  Although your gains and losses, fees and commissions measured in dollars will be the same, they will be greater when expressed as a percentage of account equity.

(ii)  You may receive more frequent and larger margin calls.

(iii)  The disclosures which accompany the performance table may be used to convert the rates of return (“RORs”) in the performance table to the corresponding RORs for particular partial funding levels.

21.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

22.  The Advisor hereby acknowledges that (i) the Trading Company is a segregated portfolio company established under the laws of the Cayman Islands and that the Segregated Portfolio is a segregated portfolio of the Trading Company and (ii) notwithstanding any other provision of this Agreement, liabilities of the Trading Company incurred under this Agreement in respect of the Segregated Portfolio shall only be satisfied out of, and the Advisor shall only be entitled to recourse to, the assets of the Trading Company attributable to the Segregated Portfolio and the Advisor shall not be entitled to have recourse to the assets attributable to any other segregated portfolio of the Trading Company or to the general assets of the Trading Company.  The Advisor and the Trading Company may only set off or net any liability owed to, or by, the Advisor by, or to, the Trading Company in respect of the Segregated Portfolio and not any other segregated portfolio of the Trading Company or against the general assets of the Trading Company.

This Agreement has been executed for and on behalf of the undersigned as of the date first set forth above.

NOTICE:  THIS AGREEMENT CONTAINS AN AUTOMATIC RENEWAL PROVISION IN SECTION 10 HEREIN.

DEARBORN SELECT MASTER FUND, SPC acting for the account of WINTON SEGREGATED PORTFOLIO – CLASS GP

By: /s/ David M. Kavanagh
David M. Kavanagh, its Director

DEARBORN CAPITAL MANAGEMENT, L.L.C.

By: /s/ David M. Kavanagh
Dearborn Capital Management, Ltd., its Managing Member

By: /s/ David M. Kavanagh
David M. Kavanagh, its President

WINTON CAPITAL MANAGEMENT LIMITED

By: /s/ Martin Hunt
Martin Hunt its Director